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EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated October 29, 1999, except with regard to Note A, paragraph 6 and Note M, for which the date is December 29, 1999, relating to the financial statements of Incara Pharmaceuticals Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
August 3, 2000